Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on November 5, 2021) pertaining to the 2019 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation of our report dated March 31, 2021, with respect to the consolidated financial statements of Capital Senior Living Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

November 5, 2021